United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

              ____________________________________________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 29, 2003



                          HOUSTON AMERICAN ENERGY CORP.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)

            000-33027                             76-0675953
     (Commission File Number)           (IRS Employer Identification No.)

   801 Travis, Suite 2020, Houston, Texas                   77002
   (Address of principal executive offices)               (Zip Code)

                                 (713) 222-6966
              (Registrant's telephone number, including area code)


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ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

     1. On January 15, 2003, the Registrant and Rio Exploration Company, a Texas corporation ("Rio"), executed an agreement whereby the Registrant acquired from Rio a 12.5 percent interest of 100 percent interest in Hupecol, LLC, a Texas limited liability company, and the Tambaqui Association Contract composed of 36,000 hectares, more or less, and to be known as the Tambaqui Association Contract issued by ECOPETROL and the State of Casanare, Columbia. The total consideration for the agreement was $312,500, which was paid by the Registrant on January 29, 2003. The source of the funds used to pay the consideration for the agreement was corporate funds. The purchase price for the agreement was arrived by arms-length negotiations between the Registrant and Rio.

     2. Although the agreement closed on January 29, 2003, it became effective from and after January 1, 2003. It is important to note that the Registrant acquired the subject interest through ownership in Hupecol, LLC. The effect is the same as if the Registrant owns beneficially a 12.5 percent interest in the subject interest.

     3. It was understood by the parties that Hupecol, LLC is in the process of forming a new limited liability company, which will be the sole owner of the Tambaqui Association Contract, of which Rio will be assigned, and be the owner of a 16.38102 percent of 100 percent share of the new "Tambaqui Limited Liability Company." Upon assignment to Rio of the "Tambaqui Limited Liability Company," Rio agrees to assign to the Registrant a 12.5 percent of 100 percent interest in Tambaqui LLC, within five working days of the date assigned to Rio.

     4. In addition to the consideration for the purchase of the subject interest, the Registrant has agreed to send to Hupecol, LLC the amount of $168,579.38 upon a cash call from Hupecol, LLC.

     5. Rio has agreed to furnish the Registrant with copies of all data pertinent to the Tambaqui Block, including, but not limited to, contracts, geophysical data, log data, or data requested by the Registrant that is currently available to Rio and Hupecol, LLC, or generated for the benefit of the parties and shall be owned by the parties in proportion to their interest in the contract and any such party shall be entitled to copy such data. The party or parties requesting such data shall pay all cost of reproduction of such data.

     6. The agreement shall be supplemented by a (mutually agreeable by all parties subject to the contract) Joint Development and Operating Agreement that will be attached to the new "Tambaqui Limited Liability Company" incorporating the principal terms, conditions, and provisions set forth in the agreement and such other provisions as are essential to the management and operation of the proposed LLC and Association Contract.

     7. Nothing contained in the agreement shall be deemed in any way or manner to prohibit or restrict in any way the right or freedom of any party thereto to engage in oil and gas activities outside the Tambaqui Block in Colombia, South America. However, if either party thereto enters into a geological project, such as geological mapping or other oil and gas activity and decides to go forward


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with  an  oil  and  gas  project  and  enters into an association contract, both parties to the agreement agree to offer each other the right to participate for a 12.5 percent working interest on or at cost basis, whether it be with the companies that are subject to the agreement or their principles or assigns for a period of five years from the date of the agreement.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)       Financial  Statements.
               ----------------------

          None. Financial statements with respect to Hupecol, LLC, a Texas limited liability company, and the Tambaqui Association Contract will be filed within the time permitted by the regulations of the Securities and Exchange Commission, inasmuch as such financial statements have not been completed as of the date hereof.

     (b)       Exhibits.
               --------

          The following exhibit is filed herewith:

          Exhibit  10.1.  Letter  Agreement  with  Rio  Exploration Company with
          -------------
          respect Hupecol, LLC and the Tambaqui Association Contract.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2003                    HOUSTON AMERICAN ENERGY CORP.


                                           By  /s/ John F. Terwilliger
                                             -----------------------------------
                                             John F. Terwilliger, President


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